UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

FUBOTV INC.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1330 Avenue of the Americas, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 672-0055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement

On September 30, 2020, fuboTV Inc., a Florida corporation (the “Company”) entered into a Waiver and Fifth Amendment to Note Purchase Agreement and First Amendment to Warrant (the “Fifth Amendment”), dated September 30, 2020, by and among FB Loan Series I, LLC (“FB Loan” or the “Lender”), the Company, and certain of the Company’s subsidiaries (the Company and such subsidiaries, collectively, the “Borrower”). Among other things, the Fifth Amendment (i) further amended the Note Purchase Agreement dated March 19, 2020, by and among FB Loan and the Borrower (the “Note Purchase Agreement”) and (ii) amended the FB Loan Warrant (as hereinafter defined).

Note Purchase Agreement and Previous Amendments

On March 19, 2020, the Company entered into the Note Purchase Agreement, pursuant to which the Company sold to FB Loan a senior secured promissory note in an aggregate principal of $10,050,000. In connection with the Note Purchase Agreement, the Company and FB Loan entered into a Securities Purchase Agreement, also dated March 19, 2020, pursuant to which the Company issued to FB Loan 900,000 shares of the Company’s common stock (the “Shares”) and a warrant to purchase 3,269,231 shares of common stock at an exercise price of $5.00 per share (the “FB Loan Warrant”). Pursuant to the Note Purchase Agreement, the Borrower agreed, among other things, that (i) the Company shall file a registration statement with the U.S. Securities and Exchange Commission (the “Commission”) regarding the purchase and sale of the Shares and any shares of capital stock issuable upon exercise of the FB Loan Warrant (the “Warrant Shares”); and (ii) the Company shall have filed an application to list the Company’s common stock for trading on the NASDAQ exchange on or before the date that is thirty (30) days following the closing date of the Note Purchase Agreement.

On April 21, 2020, the Company entered into an Amendment to the Note Purchase Agreement (the “Amendment”) to (i) extend the deadline for registration of the resale of the Shares and the Warrant Shares to May 25, 2020 and (ii) provide that in lieu of the obligation under the Note Purchase Agreement to apply to list on NASDAQ within thirty (30) days of March 19, 2020, the Company shall have initiated the process to list its capital stock on a national exchange on or before the date that is thirty (30) days following March 19, 2020. Subsequently, on May 28, 2020, the Company and FB Loan entered into a Consent and Second Amendment to the Note Purchase Agreement (the “Second Amendment”), pursuant to which, among other things, FB Loan agreed to extend the deadline for registration of the Shares and the Warrant Shares for resale to July 1, 2020. Further, on July 1, 2020, the Company and FB Loan entered into a Third Amendment to Note Purchase Agreement (the “Third Amendment”), pursuant to which (i) the deadline for registration of the Shares and the Warrant Shares for resale was extended to July 8, 2020 and (ii) the deadline for the redemption of the notes issued pursuant to the Note Purchase Agreement by the Borrower was amended to be the earlier to occur of (y) July 8, 2020 and (z) the date the Borrower receives the proceeds of any financing. Finally, on August 3, 2020, pursuant to the Fourth Amendment to the Note Purchase Agreement (the “Fourth Amendment” and together with the Amendment, the Second Amendment, and the Third Amendment, the “Amendments”), the Company agreed (i) to file a registration statement on Form S-1 (the “Registration Statement”) prior to August 7, 2020 that shall include the Shares, (ii) that within 91 days after the effective date of the Registration Statement, the Company shall file a registration statement with the Commission registering the Shares and the Warrant Shares, and (iii) that the Company shall have been approved to list its capital stock on a national exchange prior to the effective date of the Registration Statement.

As of July 3, 2020, the Company had repaid all amounts outstanding under the Note Purchase Agreement.

Fifth Amendment, Amendment to FB Loan Warrant and Waiver

Upon its effectiveness on September 30, 2020, the Fifth Amendment, among other things, (i) amended the FB Loan Warrant to decrease the exercise price of the FB Loan Warrant from $5.00 to $2.75 per share, (ii) waived any prior defaults under the Note Purchase Agreement, as amended, and the documentation governing the terms of the FB Loan Warrant and (iii) amended the Note Purchase Agreement such that the Company is obligated to file a registration statement on or prior to November 15, 2020 to register the Shares and the Warrant Shares (such obligation superseding any registration obligations under the Note Purchase Agreement or the Amendments).

The foregoing descriptions of the Fifth Amendment, the Fourth Amendment, the Third Amendment, the Second Amendment, the Amendment and the Note Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Fourth Amendment, the Third Amendment, the Second Amendment, the Amendment and the Note Purchase Agreement, filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement

Credit Agreement with Access Road Capital LLC

As previously disclosed, on July 16, 2020, the Company and fuboTV Media Inc., a wholly-owned subsidiary of the Company (“fuboTV Sub,” and together with the Company, the “Borrowers”) entered into a Credit Agreement (the “Credit Agreement”) by and among the Borrowers and Access Road Capital LLC (the “Lender”). Pursuant to the terms of the Credit Agreement, the Lender agreed to make a term loan (the “Loan”) to the Borrowers on July 16, 2020, the closing date of the Loan (the “Closing Date”), in a principal amount equal to $10 million, which Loan would bear interest at a fixed rate of 13.0% per annum (the “Applicable Interest Rate”) and mature on July 16, 2023 (the “Maturity Date”), unless earlier accelerated pursuant to the terms of the Credit Agreement. The terms of the Credit Agreement are summarized in the Company’s Current Report on Form 8-K filed on July 23, 2020, which is incorporated herein by reference.

Also on July 16, 2020, the Borrowers issued a note (the “Note), pursuant to the Credit Agreement, in the principal amount of $10 million to the Lender. Pursuant to the terms of the Note, the Borrowers agreed to pay to the Lender (i) on the dates set forth in the Credit Agreement, the principal amounts set forth in the Credit Agreement with respect to the Loan, and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid principal amount of the Loan.

The Credit Agreement included representations and warranties, covenants and other undertakings as well as events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, and bankruptcy or insolvency proceedings. Upon the occurrence of an event of default, the Lender had, among other rights, the right to declare all or any portion of the outstanding indebtedness to be immediately due and payable. Immediately upon the occurrence and during the continuance of an event of default, among other things, all outstanding Loans and other obligations arising under the Credit Agreement and the Note (as hereinafter defined) bore interest at a rate per month equal to 2%, compounded monthly, which interest was in addition to interest accruing pursuant to the Applicable Interest Rate.

Under the Credit Agreement if the Company elected to prepay the entire outstanding balance of the Loan on or before the date that is six months from the Closing Date, then (i) the total interest on the Loan would be a fixed amount equal to $1.2 million (ii) any interest payments made by the Company during the term of the Loan would be credited against the total interest on the Loan, and (iii) the balance of such total interest amount would be due in full on the date of such prepayment.

Termination of Credit Agreement

On September 30, 2020, following negotiations with the Lender stemming from the Company’s noncompliance with certain covenants in the Credit Agreement, the Company agreed to repay in full, from the Company’s cash reserves, all outstanding amounts (inclusive of any interest, fees and penalties) owed under the Credit Agreement. The total payoff amount was approximately $11.2 million (the “Payoff Amount”), which included the fixed interest of $1.2 million payable upon early termination of the Credit Agreement. Upon the Company’s payment of the Payoff Amount on October 2, 2020, the Credit Agreement and related loan documentation (including the Note) were automatically terminated and were of no further force or effect, except for those provisions that specifically survive termination or repayment in full of obligations thereunder.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Waiver and Fifth Amendment to Note Purchase Agreement and First Amendment to Warrant by and among fuboTV Inc., Evolution AI Corporation, Pulse Evolution Corporation, fuboTV Media Inc. and Sports Rights Management, LLC, as Borrower, and FB Loan Series I, LLC, as Purchaser dated as of September 30, 2020 (incorporated by reference to Exhibit 10.50 of the Company’s Registration Statement on Form S-1/A filed with the SEC on October 1, 2020.
10.2	Fourth Amendment to Note Purchase Agreement dates as of August 3, 2020 by and among Facebank Group, Inc., Evolution AI Corporation, Pulse Evolution Corporation, fuboTV Inc. and Sports Rights Management, LLC, as Borrower, and FB Loan Series I, LLC, as Purchaser.
10.3	Third Amendment to Note Purchase Agreement dated as of July 1, 2020 by and among Facebank Group, Inc., Evolution AI Corporation, Pulse Evolution Corporation, fuboTV Inc. and Sports Rights Management, LLC, as Borrower, and FB Loan Series I, LLC, as Purchaser (previously filed as Exhibit 10.25 to the Company’s Quarterly Report on Form 10-Q).
10.4	Consent and Second Amendment to Note Purchase Agreement dated as of May 28, 2020 by and among FaceBank Group, Inc., Evolution AI Corporation, Pulse Evolution Corporation, fuboTV Inc. and Sports Rights Management, LLC and FB Loan Series I, LLC (previously filed as Exhibit 10.64 to the Company’s Annual Report on Form 10-K).
10.5	Amendment to the Note Purchase Agreement dated as of March 19, 2020 by and among FaceBank Group, Inc., fuboTV Acquisition Corp., Evolution AI Corporation and Pulse Evolution Corporation (previously filed as Exhibit 10.1 to the Company’s current report on Form 8-K filed April 27, 2020).
10.6	Note Purchase Agreement dated as of March 19, 2020 by and among FaceBank Group, Inc., fuboTV Acquisition Corp., Evolution AI Corporation and Pulse Evolution Corporation, and FB Loan Series I, LLC (previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed March 23, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FUBOTV INC.

Date: October 6, 2020	By	/s/ Simone Nardi
	Name:	Simone Nardi
	Title:	Chief Financial Officer